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                                                                    Exhibit 3.3


                                                                 [FILED
                                                            APR 28 95 300088
                                                                 Wyoming
                                                           Secretary of State]

                              ARTICLES OF AMENDMENT


1.   The name of the corporation is:    Tanisys Technology, Inc.

2.   Article 9 is amended as follows ("Amendment No. 1"):

     The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

          Number of Shares    Class          Par Value per Share
          ----------------    -----          -------------------

          50,000,000          Common         No par value

          10,000,000          Preferred      $1.00

     To the fullest extent permitted by law, the board of directors shall have the authority, by resolution, to create and issue such series of preferred stock and to fix with respect to any such series the number of shares of preferred stock comprising such series and the powers, designations, preferences and rights (and the qualifications, limitations and restrictions thereof) of the shares of such series.

3.   Article 12 is hereby added as follows ("Amendment No. 2"):

     12. No director shall be personally liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 17-16-834 of the Wyoming Business Corporation Act or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its shareholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, (iv) shall have derived an improper personal benefit, or (v) shall have voted for or assented to a distribution made in violation of Section 17-16-640 of the Wyoming Business Corporation Act or the articles of incorporation of the Company

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          if it is established that he did not perform his duties in compliance with Section 17-16-830 of the Wyoming Business Corporation Act.

4. Amendment No. 1 and Amendment No. 2 were adopted on March 28, 1995 by the shareholders.

5. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on each of the amendments were as follows:

                              Number of                Votes Entitled
          Designation         Outstanding Shares       To be Cast
          -----------         ------------------       --------------

          Common              8,113,325                8,113,325

     The number of votes of each voting group indisputably represented at the meeting:

                              Number of
                              Shares
                              Indisputably
          Designation         Represented
          -----------         -----------

          Common              5,760,915

6. The total number of votes cast for and against each of the amendments by each voting group entitled to vote separately on each of the amendments:

                         Designation              Votes For      Votes Against
                         -----------              ---------      -------------

     Amendment No. 1     Common                   3,771,220      245,928

     Amendment No. 2     Common                   5,597,716      155,239

7. The number of votes cast for each of the amendments by each voting group was sufficient for approval by that voting group.


                                             Signed: /s/ Mark C. Holliday
                                                     --------------------------
                                                     President

                                             Date:   4/27/95


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